                            BOLT BERANEK AND NEWMAN INC.

                                    EXHIBIT 11.1
                      COMPUTATION OF NET INCOME (LOSS) PER SHARE

 (000's except per-share data)

                                              Three Months Ended
                             ------------------------------------------------
                                  March 31, 1995             March 31, 1994
                             ------------------------   ---------------------
                                             Fully                     Fully
                               Primary      Diluted       Primary     Diluted
                             -----------  -----------   -----------  ---------
 Weighted average
   shares outstanding             17,192       17,192        16,295     16,295

 Incremental shares from use
   of treasury stock method
   for stock options                 926        1,071         (a)         (a)
                             -----------  -----------   -----------  ---------
 Shares used in per-share
   calculations                   18,118       18,263        16,295     16,295
                             ===========  ===========   ===========  =========
 Net income (loss)           $    74,467  $    74,467   $    (2,259) $  (2,259)
                             ===========  ===========   ===========  =========
 Net income (loss) per share $      4.11  $      4.08   $      (.14) $    (.14)
                             ===========  ===========   ===========  =========


                                               Nine Months Ended
                             -------------------------------------------------
                                  March 31, 1995             March 31, 1994
                             ------------------------   ----------------------
                                             Fully                      Fully
                               Primary      Diluted        Primary     Diluted
                             -----------  -----------   -----------  ---------
 Weighted average
   shares outstanding             16,873       16,873        16,116     16,116

 Incremental shares from use
   of treasury stock method
   for stock options                 991        1,221         (a)         (a)
                             -----------  -----------   -----------  ---------
 Shares used in per-share
   calculations                   17,864       18,094        16,116     16,116
                             ===========  ===========   ===========  =========
 Net income (loss)           $    70,734  $    70,734   $    (5,872) $  (5,872)
                             ===========  ===========   ===========  =========
 Net income (loss) per share $      3.96  $      3.91   $      (.36) $    (.36)
                             ===========  ===========   ===========  =========

 (a) Incremental shares were not used as their effect would be antidilutive.